Media Contact:
Melissa Hariri
Cornerstone OnDemand
Phone: +1 (310) 752-0164
mhariri@csod.com

Cornerstone OnDemand Names Brian L. Swartz as Chief Financial Officer

SANTA MONICA, Calif. - May 4, 2016 - Cornerstone OnDemand (NASDAQ:CSOD), a global leader in cloud-based talent management software solutions, today announced the appointment of Brian L. Swartz to replace Perry Wallack as the company’s chief financial officer, effective on or before June 1, 2016. Swartz will report to Cornerstone president and CEO Adam Miller.

Swartz is a seasoned finance executive with more than 20 years of global finance, operations and business development experience and established relationships with Wall Street investors and analysts. He has worked in a variety of industries, including e-commerce, technology and educational services.

Swartz currently serves as the chief financial officer at zulily, one of the largest e-commerce companies in the U.S. with over $1 billion in revenue. Prior to zulily, Swartz served as chief financial officer of Apollo Education Group, a global private-sector education company with over $2 billion in revenue. Before his role with Apollo, Swartz was vice president and corporate controller of EaglePicher, an industrial technologies and manufacturing firm. He began his career in public accounting and is a certified public accountant.

In February 2016, Cornerstone’s current chief financial officer and co-founder, Perry Wallack, announced his planned retirement, which is expected to occur by the end of the year. Wallack is expected to remain with the company as a senior advisor through the end of this year to ensure a seamless transition. Wallack has been the chief financial officer of the company since its inception in 1999. During this time, he built a world-class finance organization and led the company’s financial and accounting operations throughout Cornerstone’s growth trajectory as it emerged into a leading global talent management vendor and one of the world’s largest cloud software companies. During Wallack’s tenure as CFO, Cornerstone’s performance made it one of the fastest growing publicly-traded software companies in the world, with compounded annual revenue growth of 50 percent since the company’s initial public offering in 2011.

Comments on the News

•
“Brian is an exceptional executive with extensive public company, accounting and operational experience. His ability to grow and manage large-scale operations will be a tremendous asset as we take Cornerstone to the next level,” said Miller.

•
“I am excited to join Cornerstone, a company that is truly pioneering the ways modern organizations are recruiting, managing and developing their people,” commented Swartz. “With my background in education, I share the leadership team’s passion for helping people achieve their potential through life-long learning. I look forward to playing a key role in the company’s efforts to continue its strong growth and achieve its profitability objectives.”

•
“I am really lucky to have experienced what most tech entrepreneurs dream of,” said Wallack. “I have been able to learn about so many facets of technology, business, operations and leadership throughout my career with Cornerstone. I experienced the entire corporate life cycle, from startup, to growth financing, to executing an IPO. I look forward to watching the continued success of the business in the years to come.”

About Cornerstone OnDemand
Cornerstone OnDemand (NASDAQ: CSOD) is a global leader in cloud-based learning and talent management software. The company’s solutions help organizations realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.

Based in Santa Monica, California, the company’s solutions are used by nearly 2,600 clients worldwide, spanning 23.8 million users across 191 countries and 42 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.csod.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding the resignation of an officer and the expected appointment of an officer are forward-looking statements that involve a number of uncertainties and risks. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, which are described in reports and documents the Company files from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in the Company’s Annual Report on Forms 10-K for the fiscal year ended December 31, 2015. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Except to the extent required by applicable law, the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.